                                                                     EXHIBIT 5.1

                       [HAYNES AND BOONE, LLP LETTERHEAD]

                               September 20, 2002


Toreador Resources Corporation
4809 Cole Avenue
Suite 108
Dallas, Texas 75205

Re:      Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for Toreador Resources Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of up to 1,136,960 shares (the "Shares") of the Company's Common Stock, par value $.15625 per share, for issuance pursuant to options granted pursuant to the Company's Amended and Restated 1990 Stock Option Plan, as amended, the Company's Amended and Restated 1994 Non-Employee Director Stock Option Plan and the Company's 2002 Stock Option Plan (collectively, the "Options").

In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials and of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have also participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to registration of the Shares under the Securities Act.

On the basis of the foregoing, it is our opinion the Shares have been duly authorized by the Company and, when issued in accordance with the terms of the Options, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Respectfully submitted,


                                    /s/ HAYNES AND BOONE, LLP
                                    HAYNES AND BOONE, LLP